                                                                 EXHIBIT 10.4



                           STOCK PURCHASE AGREEMENT


                                     AMONG


                             MASTER GRAPHICS, INC.


                                      AND

                              WALTER P. MCMULLEN


                                 June 4, 1997

1.   Definitions ..........................................................

2.   Purchase and Sale of Shares ..........................................
     (a)  Basic Transaction ...............................................
     (b)  Purchase Price ..................................................
     (c)  Purchase Price Adjustment .......................................
     (d)  Tax Dividend Payment to Seller ..................................
     (e)  The Closing .....................................................
     (f)  Deliveries at the Closing .......................................
     (g)  Transfer of Assets at or Prior to Closing .......................
     (h)  Stock Option in Favor of Seller .................................

3.   Representations and Warranties Concerning the
     Transaction ..........................................................
     (a)  Representations and Warranties of the Seller ....................
     (b)  Representations and Warranties of the Buyer .....................

4.   Representations and Warranties Concerning the Company ................
     (a)  Organization, Qualification, and Corporate Power ................
     (b)  Capitalization ..................................................
     (c)  Noncontravention ................................................
     (d)  Brokers' Fees ...................................................
     (e)  Title to Tangible Assets ........................................
     (f)  Subsidiaries ....................................................
     (g)  Financial Statements ............................................
     (h)  Events Subsequent to Most Recent Fiscal Month End ...............
     (i)  Legal Compliance ................................................
     (j)  Tax Matters .....................................................
     (k)  Real Property ...................................................
     (l)  Intellectual Property ...........................................
     (m)  Contracts .......................................................
     (n)  Powers of Attorney ..............................................
     (o)  Litigation ......................................................
     (p)  Employee Benefits ...............................................
     (q)  Certain Business Relationships with the Company .................
     (r)  Absence of Undisclosed Liabilities ..............................
     (s)  Employees .......................................................
     (t)  Environmental Compliance ........................................
     (u)  Disclaimer of Other Representations and Warranties ..............

5.   Pre-Closing Covenants ................................................
     (a)  General .........................................................
     (b)  Notices and Consents ............................................
     (c)  Operation of Business ...........................................
     (d)  Full Access .....................................................
     (e)  Notice of Developments ..........................................
     (f)  Exclusivity .....................................................

6.   Post-Closing Covenants ...............................................
     (a)  General .........................................................
     (b)  Litigation Support ..............................................
     (c)  Covenant Not to Compete .........................................

     (d)  Access to Buyer Information .....................................
     (e)  Business and Financial Covenants ................................
     (f)  Tax Calculation Adjustments .....................................
     (g)  Environmental Compliance ........................................
     (h)  Payments and Notice to Unsecured Creditors ......................
     (i)  Special Indemnity ...............................................

7.   Conditions to Obligation to Close ....................................
     (a)  Conditions to Obligation of the Buyer ...........................
     (b)  Conditions to Obligation of the Seller ..........................

8.   Remedies for Breaches of This Agreement ..............................
     (a)  Survival of Representations and Warranties ......................
     (b)  Indemnification Provisions for Benefit of the Buyer .............
     (c)  Indemnification Provisions for Benefit of the Seller ............
     (d)  Matters Involving Third Parties .................................
     (e)  Determination of Adverse Consequences ...........................
     (f)  Other Indemnification Provisions ................................

9.   Termination ..........................................................
     (a)  Termination of Agreement ........................................
     (b)  Effect of Termination ...........................................

10.  Miscellaneous ........................................................
     (a)  Press Releases and Public Announcements .........................
     (b)  No Third-Party Beneficiaries ....................................
     (c)  Entire Agreement ................................................
     (d)  Succession and Assignment .......................................
     (e)  Counterpart .....................................................
     (f)  Headings ........................................................
     (g)  Notices .........................................................
     (h)  Governing Law ...................................................
     (i)  Amendments and Waivers ..........................................
     (j)  Severability ....................................................
     (k)  Expenses ........................................................
     (l)  Construction ....................................................
     (m)  Incorporation of Exhibits, Annexes, and Schedules ...............

Exhibit A--Form of Buyer Note

Exhibit B--Form of Guaranty

Exhibits C-1 through C-4--Forms of Employment Agreement

Exhibit D--Form of Opinion of Counsel to the Seller

Exhibit E--Form of Opinion of Counsel to the Buyer

Annex I--Exceptions to the Seller's Representations and Warranties Concerning the Transaction

Annex II--Exceptions to the Buyer's Representations and Warranties Concerning the Transaction

Disclosure Schedule--Exceptions to Representations and Warranties Concerning the Company

                           STOCK PURCHASE AGREEMENT

     Agreement entered into on June 4, 1997, by and among MASTER GRAPHICS, INC., a Delaware corporation (the "Buyer"), and WALTER P. MCMULLEN (the "Seller"). The
                             -----                                 ------
Buyer and the Seller are referred to collectively herein as the "Parties."
                                                                 -------

     The Seller owns substantially all of the outstanding capital stock of Lithograph Printing Company of Memphis, a Tennessee corporation (the "Company").
                                                                      -------

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell (or cause the sale) to the Buyer, all of the outstanding capital stock of the Company in return for cash and the Buyer Note.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.
        -----------

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Applicable Rate" means the prime rate of interest as published in The Wall
      ---------------                                                   --------
Street Journal from time to time.
--------------

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer Note" has the meaning set forth in (S)2(b) below.
      ----------

     "Cash" means cash and cash equivalents (including marketable securities and
      ----
short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in (S)2(e) below.
      -------

     "Closing Date" has the meaning set forth in (S)2(e) below.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of any Party that is not already generally available to the public.

     "Disclosure Schedule" has the meaning set forth in (S)4 below.
      -------------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan [or material fringe benefit plan or program].

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Environmental Laws" has the meaning set forth in (S)4(t) below.
      ------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Financial Statement" has the meaning set forth in (S)4(g) below.
      -------------------

     "Financing Commitment" has the meaning set forth in (S)3(b)(xii) below.
      --------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Income Tax" means any federal, state, local, or foreign income tax,
      ----------
including any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for
      -----------------
refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Indemnified Party" has the meaning set forth in (S)8(d) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in (S)8(d) below.
      ------------------

     "Knowledge" means actual knowledge without independent investigation.
      ---------

     "Most Recent Financial Statements" has the meaning set forth in (S)4(g)
      --------------------------------
below.

     "Most Recent Fiscal Year End" has the meaning set forth in (S)4(g) below.
      ---------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Net Worth" means the excess of the book value of the assets of the Company
      ---------
over its liabilities calculated in a manner consistent with the historical accounting practices of the Company.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" has the meaning set forth in (S)2(b) below.
      --------------

     "Related Person" shall mean any person (a) which now or hereafter directly
      --------------
or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Buyer, or (b) which now or hereafter beneficially owns or holds five percent (5%) or more of the capital stock of Buyer, or (c) five percent (5%) or more of the capital stock of which is beneficially owned or held by Buyer. For purposes hereof, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
      ----------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d)
other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Share" means any share of the Common Stock, voting or non-voting, of the
      -----
Company.

     "Subsidiary" means any corporation with respect to which a specified Person
      ----------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Third Party Claim" has the meaning set forth in (S)8(d) below.
      -----------------


     2.   Purchase and Sale of Company Shares.
          -----------------------------------

     (a)  Basic Transaction. On and subject to the terms and conditions of this
          -----------------
Agreement, the Buyer agrees to purchase from the Seller, and the other shareholders of the Company ("Other Shareholders"), and the Seller agrees to sell to the Buyer, or to cause the Other Shareholders to sell, all of his or their Shares for the consideration specified below in this (S)2.

     (b)  Purchase Price. The Buyer agrees to pay to the Seller (or to the Other
          --------------
Shareholders as designated by Seller) at the Closing $11,558,000.00 (the "Purchase Price") by delivery of (i) its promissory note (the "Buyer Note") in
---------------                                                ----------
the form of Exhibit A attached hereto in the principal amount of $3,750,000.00 and (ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds. The Buyer Note shall be guaranteed by the Company in the form of Exhibit B-1 attached hereto and by John
P. Miller personally in the form of Exhibit B-2 attached hereto. The cash portion Purchase Price shall be allocated among (with the amount of the Buyer Note allocated only to Seller) the Seller and the Other Shareholders in proportion to their respective holdings of Shares as set forth in (S)4(b) of the Disclosure Schedule.

     (c)  Purchase Price Adjustment.
          -------------------------

          (i)  Basis for Adjustment. The amount of the Purchase Price shall be
               --------------------
     reduced at Closing by the amount, if any, by which the Net Worth of the Company on the Closing Date is less than the sum of $4,747,436.00, as determined in accordance with the procedures hereinafter set forth. In the event of any reduction in the Purchase Price pursuant to this Section, the amount of the reduction shall be applied to reduce the amount of the Buyer Note and the cash payment at Closing on a proportionate basis.

          (ii)   Initial Determination.  At close of business on the day prior
                 ---------------------
     to the Closing Date, the Company will determine the value of its Net Worth (the "Closing Net Worth") in accordance with its usual accounting practices. The Closing Net Worth determination shall be delivered to each of the Parties, and shall be used by the Parties for purposes of any adjustment to the Purchase Price pursuant to Subsection (i) above.

          (iii)  Objections to Valuation.  If any Party believes that the
                 -----------------------
     Closing Net Worth as calculated is incorrect, it may object thereto by delivering to the other Parties, a statement of its objections in reasonable detail within ten (10) days after the delivery to it of the Closing Net Worth. The Parties shall attempt to resolve any such disagreement promptly, but if agreement has not been reached within thirty
     (30) days of the Closing Date, the disagreement shall be resolved forthwith in accordance with the provisions of this Section.

          (iv)   Disagreements.  In the event that the Parties cannot agree as
                 -------------
     to the Closing Net Worth, any such disagreement shall be submitted forthwith to arbitration in Memphis, Tennessee, by a neutral, independent accounting firm, (the "Independent Accountant") as may be agreed to by the parties or, if the parties are unable to so agree, to such an Independent Accountant as is selected by the Chairman of the Department of Accountancy at The University of Memphis.

          (v)    Procedures.  The parties shall submit to the Independent
                 ----------
     Accountant (within ten (10) days of the appointment of the Independent Accountant) their respective determination of Closing Net Worth. The Independent Accountant shall as promptly as practicable make a determination of the amounts of the Closing Net Worth, based upon the information available to the Independent Accountant, without performing any independent audit, and using the accounting practices historically followed by the Company, which determination shall be final and binding upon the Parties and shall be enforceable by a court of competent jurisdiction. In the event the determination as issued by the Independent Accountant shows a Closing Net Worth which is less than the sum of $4,747,436.00, then the Buyer Note shall be deemed to have been reduced in principal amount by thirty-two and four-tenths percent (32.4%) of such deficiency, with the balance of the deficiency to be paid by Seller to Buyer in cash.

          (vi)   Attorneys' Fees.  The Independent Accountant shall award
                 ---------------
     attorneys' fees and costs, including the cost of the Independent Accountant, in favor of the Party that it determines to be the prevailing party, if the Independent Accountant finds such award to be equitable; otherwise, the cost of the Independent Accountant shall be borne equally by the Parties.

     (d) Tax Dividend Payment to Seller and the Other Shareholders. Prior to the
         ---------------------------------------------------------
Closing, the Seller will cause the Company to pay the Seller and the Other Shareholders in proportion to their respective holdings of Shares an aggregate amount equal to the Seller's good faith estimate of the tax liability of the Seller and the Other Shareholders based upon the taxable income of the Company for the taxable period of January 1, 1997 through the Closing Date. The estimated tax liability of the Seller and the Other Shareholders shall be calculated at 40% of the Company's taxable income for those periods.

     (e) The Closing. The closing of the transactions contemplated by this
         -----------
Agreement (the "Closing") shall take place at the offices of The Bogatin Law
                -------
Firm in Memphis, Tennessee, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"); provided, however, that the Closing
                         ------------    -----------------
Date shall be no later than June 15, 1997.

     (f) Deliveries at the Closing. At the Closing, (i) the Seller will deliver
         -------------------------
to the Buyer the various certificates, instruments, and documents referred to in
(S)7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in (S)7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in
(S)2(b) above.

     (g) Transfer of Assets at or Prior to Closing. At or prior to Closing, the
         -----------------------------------------
Seller may cause the Company to transfer to the Seller any one or more of the assets listed on (S)2(g) of the Disclosure Schedule, as part of the consideration of this transaction; provided that the book value of any such assets so transferred shall be deducted from the Purchase Price, with the deduction to be applied to the cash portion of the Purchase Price.

     (h) Stock Option in Favor of Seller.
         -------------------------------

         (i) In the event that Buyer or any of Buyer's successors or assigns (a "Buyer Entity") shall cause to be made or shall be involved in a public offering of its stock (the "IPO") within ten years of the Closing Date, Seller shall have the option to acquire, at the initial IPO price per share, the number of shares up to that number pursuant to which the purchase price would equal

$3,750,000.00, with the maximum number of shares which Seller shall have the option to purchase to be determined as follows:

                 $3,750,000.00 divided by Initial IPO Price Per Share = Maximum Number of Option Shares.

          (ii) In the event of any acquisition or merger of a Buyer Entity, pursuant to which the shareholders of the Buyer Entity receive shares of stock of any company whose stock is traded on any exchange (a "Surviving Entity") during the ten (10) year period following the Closing Date, the Buyer shall cause its shareholders to agree (with the agreement of the shareholders to be provided at Closing) to grant and convey to Seller an option to acquire at a purchase price per share equal to the price per share determined in connection with such acquisition or merger, a maximum number of shares up to that number pursuant to which the purchase price would equal $3,750,000.00, with the maximum number of shares which Seller shall have the option to purchase to be determined as follows:

                 $3,750,000.00 divided by Price Per Share of Surviving Entity = Maximum Number of Option Shares.

          (iii) At closing, Buyer shall execute and deliver, and shall cause its shareholders to execute and deliver, such agreements and instruments as may be requested by Seller to effectively grant and convey the options contemplated herein.

     3.   Representations and Warranties Concerning the Transaction.
          ---------------------------------------------------------

     (a)  Representations and Warranties of the Seller. The Seller represents
          --------------------------------------------
and warrants to the Buyer that the statements contained in this (S)3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(a)) with respect to himself, except as set forth in Annex I attached hereto.

          (i)    Authorization of Transaction. The Seller has full power and
                 ----------------------------
     authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (ii)   Noncontravention. Neither the execution and the delivery of
                 ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject.

          (iii)  Brokers' Fees. The Seller has no liability or obligation to pay
                 -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (iv)   Investment. The Seller (A) understands that the Buyer Note has
                 ----------
     not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note solely for his own account for investment purposes, and not with a view to the distribution thereof, and
     (C) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note.

          (v)    Shares. The Seller holds of record and owns beneficially the
                 ------
     number of Shares set forth next to his name in (S)4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except as otherwise shown on the Disclosure Schedule. Except as shown on the Disclosure Schedule, the Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     (b)  Representations and Warranties of the Buyer. The Buyer represents and
          -------------------------------------------
warrants to the Seller that the statements contained in this (S)3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3(b)), except as set forth in Annex II attached hereto.

          (i)    Organization of the Buyer. The Buyer is a corporation duly
                 -------------------------
     organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)   Authorization of Transaction. The Buyer has full power and
                 ----------------------------
     authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii)  Noncontravention. Neither the execution and the delivery of
                 ----------------
     this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv)   Brokers' Fees. The Buyer has no liability or obligation to pay
                 -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v)    Investment. The Buyer is not acquiring the Shares with a view
                 ----------
     to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (vi)   Financial Statements. Buyer has previously provided to Seller
                 --------------------
     copies of the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1995; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent
                                                                  -----------
     Financial Statements") as of and for the fiscal year ended December 31,
     --------------------
     1996 (the "Most Recent Fiscal Year End"). The Financial Statements
                ---------------------------
     (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods; provided, however,
                                                              -----------------
     that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

          (vii)  Events Subsequent to Most Recent Fiscal Year End. Since the
                 ------------------------------------------------
     Most Recent Fiscal Year End, there has not been any material adverse change in the financial condition of the Buyer.

          (viii) Legal Compliance.  The Buyer has complied with all applicable
                 ----------------
     laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Buyer taken as a whole.

          (ix)   Tax Matters.  The Buyer has filed all Income Tax Returns that
                 -----------
     it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Buyer.

          (x)    Litigation. The Buyer is not subject to any outstanding
                 ----------
     injunction, judgment, order, decree, ruling, or charge, and is not a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Buyer taken as a whole.

          (xi)   Employee Benefits.
                 -----------------

                 (A) With respect to each Employee Benefit Plan that the Buyer maintains or to which the Buyer contributes:

                      (I) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Buyer taken as a whole.

                      (II) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                    (III) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code (S)401(a).

                    (IV) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
          Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

               (B) With respect to each Employee Benefit Plan that the Buyer maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                    (I) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

                    (II) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Buyer taken as a whole.

                    (III) The Buyer has not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (xii)  Financing Commitment.  The Buyer has received a commitment (the
                 --------------------
     "Financing Commitment") from a financial institution for financing the transactions contemplated by this Agreement, and Buyer will proceed with its best efforts to promptly satisfy all conditions to financing as set forth in the Financing Commitment.

     4.   Representations and Warranties Concerning the Company. Seller
          -----------------------------------------------------
represents and warrants to the Buyer that the statements
contained in this (S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof (the "Disclosure Schedule").
                                                    -------------------

     (a) Organization, Qualification, and Corporate Power. The Company is a
         ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Company taken as a whole. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S)4(a) of the Disclosure Schedule lists the directors and officers of the Company.

     (b) Capitalization. The entire authorized capital stock of the Company
         --------------
consists of 800,000 Shares, of which 128,286 Shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller and the Other Shareholders as set forth in (S)4(b) of the Disclosure Schedule. Except as shown on (S)4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as shown on (S)4(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

     (c) Noncontravention. To the Knowledge of the Seller, neither the execution
         ----------------
and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) except as shown in (S)4(C) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of the Seller, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees.  The Company does not have any liability or obligation
         -------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Tangible Assets. The Company has good title to, or a valid
         ------------------------
leasehold interest in, the material tangible assets it uses regularly in the conduct of its business. To the extent that the Company's material tangible assets have not been either expensed or fully depreciated, such assets are reflected in the Financial Statements to the extent so required to be under GAAP. The Company's material tangible assets are free of any liens or encumbrances except those reflected in the Financial Statements and liens for personal property taxes not yet due and payable.

     (f) Subsidiaries. The Company does not have any Subsidiaries.
         ------------

     (g) Financial Statements. Seller has previously provided to Buyer copies of
         --------------------
the following financial statements (collectively the "Financial Statements"):
(i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994 and 1995, for the Company; and (ii) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial
                                                     ---------------------
Statements") as of and for the fiscal year ended December 31, 1996 (the "Most
----------                                                               ----
Recent Fiscal Year End") for the Company. The Financial Statements (including
----------------------
the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods.

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent
         ------------------------------------------------
Fiscal Year End, there has not been any material adverse change in the financial condition of the Company. Without limiting the generality of the foregoing, since that date the Company has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to generate or preserve Cash.

     (i) Legal Compliance. To the Knowledge of the Seller, the Company has
         ----------------
complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Company taken as a whole.

     (j) Tax Matters.
         -----------

         (i) The Company has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Company.

         (ii) (S)4(j) of the Disclosure Schedule lists all Income Tax Returns that currently are the subject of audit. For the years subsequent to December 31, 1993, the Seller has delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

         (iii) The Company has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

         (iv) The Company is not a party to any Income Tax allocation or sharing agreement.

     (k) Real Property.
         -------------

         (i) Except for that certain investment real estate listed in (S)2(g) on the Disclosure Schedule, which the Parties anticipate will be transferred to Seller at or prior to Closing, the Company does not own any real property.

         (ii) (S)4(k)(ii) of the Disclosure Schedule lists all real property leased or subleased to the Company. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in
     (S)4(k)(ii) of the Disclosure Schedule (as amended to date). Each lease and sublease listed in (S)4(k)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Company taken as a whole.

     (l) Intellectual Property. (S)4(l) of the Disclosure Schedule identifies
         ---------------------
each patent or registration which has been issued to the Company with respect to any of its intellectual property, identifies each pending patent application or application for registration which the Company has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its intellectual property.

     (m) Contracts. (S)4(m) of the Disclosure Schedule lists all written
         ---------
contracts and other written agreements to which the Company is a party the performance of which will involve consideration in excess of $50,000.00 ("Contracts"). The Seller has delivered to the Buyer a correct and complete copy of each Contract or other agreement listed in 4(m) of the Disclosure Schedule (as amended to date). To Seller's knowledge, the Contracts are in full force and effect and there are no events currently existing which would constitute an event of default under such Contracts.

     (n) Powers of Attorney. To the Knowledge of the Seller, there are no
         ------------------
outstanding powers of attorney executed on behalf of the Company.

     (o) Litigation. (S)4(o) of the Disclosure Schedule sets forth each instance
         ----------
in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is (or to seller's knowledge, is threatened to be) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

     (p) Employee Benefits.
         -----------------

         (i) (S)4(p) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

             (A) To the Knowledge of the Seller, each such Employee Benefit
     Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company taken as a whole.

               (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (C) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code (S)401(a).

               (D) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

               (E) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

               (B) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

               (C) The Company has not incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (q) Certain Business Relationships with the Company. Except as shown in
         -----------------------------------------------
(S)4(Q) of the Disclosure Schedule, neither the Seller nor any of his Affiliates have been involved in any material business arrangement or relationship with the Company within the past 12 months and neither the Seller nor any of his Affiliates (other than the Company) owns any material asset, tangible or intangible, which is used in the business of the Company.

     (r) Absence of Undisclosed Liabilities.  The Company has no material
         ----------------------------------
indebtedness, obligation or liability, whether absolute, contingent or otherwise of the type required to be reflected on the Company's Financial Statements except for those disclosed in, reflected on or reserved against in the Financial Statements.

     (s) Employees.  Section 4(s) of the Disclosure Schedule lists all of the
         ---------
employees of the Company, including the current rate of compensation payable to each. Except as set forth in the Disclosure Schedule, the Company is not a party to any union contract or other collective bargaining agreement.

     (t) Environmental Compliance.
         ------------------------

         (i) All property owned, leased or subleased by the Company (the "Real Property") and the use and operation thereof are currently in substantial compliance with all applicable laws, ordinances, rules and regulations (including consent decrees and administrative orders) relating to public health and safety in protection of the environment, including those statutes, regulations and ordinances identified in subparagraph (iii) below (collectively, "Environmental Laws"), and all permits, licenses and authorizations relating to the use and operation of the Real Property required by applicable Environmental Laws are in effect, except to the extent the absence thereof would not have a material adverse effect on the financial condition of the Company.

         (ii) There are no pending or to Seller's knowledge, threatened (A) requests for information, actions or proceedings from or by any governmental agency or any other person or entity regarding the condition or use of the Real Property or the release, generation, discharge, manufacture, treatment, transportation or disposal of Hazardous Material on, in, under (including the underlying ground water) or from the Real Property, or regarding any Environmental Law, or (B) liens or governmental actions, notices or violations, notices of non-compliance or other proceedings of any kind with respect to the Real Property. Seller shall immediately notify Buyer and proves copies upon receipt of all written complaints, claims, citations, inquiries, reports or notices relating to the condition of the Real Property or compliance with Environmental Laws (collectively, "Environmental Notices") received after the date hereof.

          (iii) For purposes of this Agreement, "Hazardous Material" means (A) "Hazardous Substances" or "Toxic Substances" as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability act, 42 U.S.C. 9601 et seq., as now and hereinafter amended, (B) "Hazardous
                    -- ---
     Wastes", as that term is defined by the Resource Conservation and Recovery Act, 42 U.S. C. 6902 et seq., as now and hereinafter amended, (C) any
                          -- ---
     pollutant or contaminate or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards or conduct concerning any hazardous, toxic or dangerous waste substances or materials, (D) crude oil or petroleum, (E) any radioactive material, including any source, special nuclear or byproduct material as defined as 42 U.S.C. 211 et seq., (F) asbestos in friable condition, (G)
                              -- ---
     polychlorinated biphenyls ("PCBs") or substances or compounds containing PCBs, and (H) medical waste.

     (u)  Disclaimer of other Representations and Warranties. Except as
          --------------------------------------------------
expressly set forth in Section 3 and this Section 4, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in Section 3 and this Section 4, the Buyer is purchasing the Shares on an "as-is, where-is" basis.

     5.   Pre-Closing Covenants. The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing.

     (a)  General. Each of the Parties will use his or its reasonable best
          -------
efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)7 below).

     (b)  Notices and Consents. The Seller will cause the Company to give any
          --------------------
notices to third parties, and will cause the Company to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in (S)4(c) above. Each of the Parties will (and the Seller will cause the Company to give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in (S)3(a)(i),
(S)3(b)(ii) and (S)4(c) above.

     (c) Operation of Business. The Seller will not cause or permit the Company
         ---------------------
to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     (d) Full Access.  The Buyer will permit, and the Seller will cause the
         -----------
Company to permit, representatives of the other Party to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer or the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Buyer or the Company, respectively. Each Party will treat and hold as such any Confidential Information it receives from the Buyer or the Company in the course of the reviews contemplated by this (S)5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Buyer or the Company, as appropriate, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (e) Notice of Developments.
         ----------------------

         (i) The Seller may elect at any time to notify the Buyer of any development causing a breach of any of the representations and warranties in (S)4 above. Unless the Buyer has the right to terminate this Agreement pursuant to (S)9(a)(ii) below by reason of the development and exercises that right within the period of 10 business days referred to in (S)9(a)(ii) below, the written notice pursuant to this (S)5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in (S)4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

         (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in (S)3 above. No disclosure by any Party pursuant to this (S)5(e)(ii), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

     (f) Exclusivity. The Seller will not (and the Seller will not cause or
         -----------
permit the Company to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Company (including any acquisition structured as a merger, consolidation, or share exchange); provided, however,
           -----------------
that the Seller, the Company and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

     6.  Post-Closing Covenants. The Parties agree as follows with respect to
         ----------------------
the period following the Closing.

     (a) General. In case at any time after the Closing any further action is
         -------
necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)8 below).

     (b) Litigation Support. In the event and for so long as any Party actively
         ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with him or it and his or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)8 below).

     (c) Covenant Not to Compete.  For a period of three (3) year(s) from and
         -----------------------
after the Closing Date, Seller will not engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company conducts that business as of the Closing Date; provided,
                                                                    ---------
however, that ownership of less than 5% of the outstanding stock of any
-------
publicly-traded corporation shall not be deemed such engagement solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this (S)6(c) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (d) Access to Buyer Information. Until final payment by Buyer of all
         ---------------------------
amounts due pursuant to the Buyer Note, the Buyer agrees to provide to Seller or his representatives complete access to Buyer's books and records and to cause the books and records of any guarantors to be available to Seller and his representatives. In addition, Buyer shall provide to Seller copies of (i) Buyer's quarterly financial statements within 30 days of the end of each quarter, not audited but certified by Buyer's chief financial officer, (ii) Buyer's annual financial statements within ninety (90) days of the end of each fiscal year, certified by Buyer's independent accountants; and (iii) all loan documents evidencing Senior Debt (as defined in the Buyer Note), and all amendments thereto.

     (e) Business and Financial Covenants.  Buyer covenants and agrees that from
         --------------------------------
the date hereof and until payment in full of the principal of and interest on the Buyer Note, unless the Seller shall otherwise consent in writing, such consent to be at the discretion of the Seller, Buyer will:

         (i) Perform all things necessary to preserve and keep in full force and effect its existence, rights and franchises, comply with all laws applicable to it and continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar years.

         (ii) Maintain, preserve and protect all franchises, patents, copyrights, trademarks and tradenames and other proprietary assets and preserve all the remainder of its properties used or useful in the conduct of its business substantially as conducted and operated during the present and preceding fiscal year; preserve all the remainder of its properties used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

         (iii) (A) At all times maintain in some company or companies (having a Best's rating of A:XI or better) approved by Seller:

               (I) Comprehensive public liability insurance covering claims for bodily injury, death, and property damage, with minimum limits satisfactory to the Seller, but in any event not less than those amounts customarily maintained by companies in the same or substantially similar business; and

               (II) Hazard insurance insuring Buyer's property and assets against loss by fire (with extended coverage) and against such other hazards and perils (including but not limited to loss by windstorm, hail, explosion, riot, aircraft, smoke, vandalism, malicious mischief and vehicle damage) for the replacement value of such property and assets.

          (iv) Pay all of its indebtednesses and obligations promptly in accordance with normal terms and practices of its business and pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income, profits, or properties, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which otherwise, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Buyer shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, trade payable, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings.

          (v) Furnish to the Seller as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Buyer, consolidated and consolidating balance sheets and statements of income and surplus of Buyer which have been certified by an independent Certified Public Accountant, showing the financial condition of Buyer as at the close of such year and the results of operations during such year; and, within thirty (30) days after the end of each month, financial statements similar to those mentioned above, not audited but certified by the Treasurer or other appropriate financial officer ("Certifying Officer") of Buyer such balance sheets to be as of the end of each such month, and such statements of income and surplus to be for the period from the beginning of the fiscal year to the end of such month, in each case subject only to audit and year-end adjustment. The certificate of the Certifying Officer shall (i) state that the attached financial statement, together with any explanatory notes therein referred to and attached thereto, is correct and complete and fairly presents the financial condition of the Buyer as of the date of the financial statement, and the results of its operations for the period ending on the date reflected in said financial statement, (ii) state that such financial statement has been prepared in accordance with generally accepted accounting principals applied on a consistent basis maintained throughout the period involved, (iii) certify that the Buyer is in compliance with all provisions of this Agreement and (iv) contain the calculations with respect to the financial covenants set forth in Subsections (viii), (ix) and (x).

          (vi) At the time of Buyer's first knowledge or notice, furnish the Seller with written notice of the occurrence of any event or the existence of any event, circumstance, or condition which constitutes or upon notice, lapse of time, or both, would constitute an event of default under the terms of this Agreement, the Buyer Note or any Senior Debt.

          (vii) Furnish such other information regarding the operations, business affairs and financial condition of the Buyer as Seller may reasonably request.

          (viii) Permit any person designated by Seller to visit and inspect any of the properties, corporate books and financial reports of the Buyer and to discuss its affairs, finances and accounts with its principal officers, at all such reasonable times and as often as Seller may reasonably request.

          (ix) Except for any guarantee by Buyer of obligations of any Subsidiary of Buyer in connection with the acquisition of businesses from time to time by such Subsidiary, not guarantee or otherwise in any way become or be responsible for the indebtedness or obligations of any other Person, by any means whatsoever, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Buyer in the ordinary course of business for collection.

          (x)    Not make any loans to any Person.

          (xi) Not (A) declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any shares of its capital stock of any class, or (B) purchase, redeem or other otherwise acquire for value any shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any shares of its capital stock of any class, or commit to do any of the same, or set aside any sum therefor, or
     (C) make any payment to a profit sharing plan or to any other retirement or pension plan to or for the benefit of management shareholders which exceeds (based on a percentage of compensation) similar payments made for the benefit of all employees of the Buyer.

     (f)  Tax Calculation Adjustments. In the event the final tax returns for
          ---------------------------
the Company for the periods ending December 31, 1996 and the Closing Date, result in a tax liability to the Seller and the Other Shareholders in excess of the estimated tax liability as determined pursuant to Section 2(d) hereof, the Buyer shall cause the Company to promptly pay to the Seller and the Other Shareholders in proportion to their respective holdings of Shares the amount of such additional tax liability; provided that in the event such payment causes the Net Worth of the Company to be less than the minimum specified in Section 2(c) hereof, then the Purchase Price shall be adjusted as set forth therein.

     (g) Environmental Compliance.  From and after the Closing Date, the Buyer
         ------------------------
shall at all times cause the Company and its operations to be in compliance with all Environmental Laws.

     (h) Payments and Notice to Unsecured Creditors.  In connection with the
         ------------------------------------------
Closing, the Buyer will be entering into a loan agreement with First American National Bank (the "Bank"), pursuant to which the Bank will provide a revolving line of credit in favor of the Buyer and its merged subsidiary in the amount of $7,500,000.00. Effective upon the Closing, the Buyer agrees to maintain the line of credit in effect at all times for a minimum period of ninety (90) days following the Closing, and to maintain minimum availability under the line of credit for such 90-day period in an amount equal to or greater than the aggregate amount of the outstanding indebtednesses owed to unsecured creditors of the Buyer and its merged subsidiary as of the Closing Date (an amount which is currently approximately $1,500,000). The Buyer further agrees that in the event any unsecured creditors of the Buyer or its merged subsidiary are not paid when due in the ordinary course of business, at any time during the ninety (90) day period following closing, the Buyer will draw down sufficient funds from the line of credit to pay the total amount due such unsecured creditors. For purposes of this Agreement, unsecured creditors shall include not only the unsecured creditors as of the Closing Date, but those arising within the ninety
(90) day period following the Closing Date.

     In addition to the foregoing, the Buyer agrees to prepare an appropriate professional notice of the acquisition of the Company, and the merger of the Company with the other subsidiaries of the Buyer, which will be included with all purchase orders issued by the Buyer and its merged subsidiary, and also with all checks issued by the Buyer and its merged subsidiary, during the ninety (90) day period following the Closing.

     (i) Special Indemnity.  In the event Seller or any of the Other
         -----------------
Shareholders incurs any extra tax costs as a result of any claims by the Internal Revenue Service recharacterizing the sale of stock by them as something other than a sale of stock, the Buyer shall reimburse the Seller and/or the Other Shareholders by the amount of such extra tax costs, together with such additional amount as will pay any additional taxes resulting from such payment, so that the net amount to the Seller and the Other Shareholders after taxes shall be equal to the extra tax costs so incurred by them. In addition, the Buyer hereby agrees to indemnify and hold the Seller and the Other Shareholders harmless from any and all costs and expenses incurred in connection with any such recharacterization, including but not limited to legal fees. All amounts owed to the Seller and/or the Other Shareholders under this Section 6(i) are hereinafter referred to as the "Special Indemnity Amount."

     The Special Indemnity Amount shall be payable by the Buyer to the Seller and/or the Other Shareholders as soon as it can be paid by the Buyer without violating any of the Buyer's loan covenants; provided, however, that in no event
                                             -----------------
shall the Special Indemnity Amount be payable earlier than the third (3rd) anniversary of the Closing Date or later than the maturity date of the Buyer Note. The Special Indemnity Amount shall accrue interest at the rate of 12% per annum commencing on the date the Seller and/or the Other Shareholders notify the Buyer of its liability for the Special Indemnity Amount.

     7.  Conditions to Obligation to Close.
         ---------------------------------

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to
         -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in (S)3(a) and (S)4 above shall be true and correct in all material respects at and as of the Closing Date;

         (ii) the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S)7(a)(i)-(iii) is satisfied in all respects;

         (v) the Buyer shall have received from counsel to Seller an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

         (vi) the Buyer shall have received the financing for the acquisition pursuant to the terms of the Financing Commitment; and

         (vii) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this (S)7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Seller. The obligation of the Seller to
         --------------------------------------
consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in (S)3(b) above shall be true and correct in all material respects at and as of the Closing Date, and no event shall have occurred causing any of the representations and warranties in (S)3(a) or (S)4 to be untrue or incorrect in any material respect;

         (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in (S)7(b)(i)-(iii) is satisfied in all respects;

         (v) the Seller, Eddie R. Cox, Russell F. Gordon, and Phyllis A. Leoncavallo shall have been offered employment agreements by the Buyer in form and substance as set forth in Exhibit C;

         (vi) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Seller, and dated as of the Closing Date;

         (vii) the Buyer shall have provided to the Seller evidenced satisfactory to Seller in his discretion that the Buyer is and will be solvent (considering all indebtedness including the Buyer Note) on and after the Closing and will remain solvent (considering all indebtedness including the Buyer Note) through maturity of the Buyer Note, and that the Buyer Note will be paid when due;

          (viii) the Buyer shall have caused Seller to be released from any personal guaranties of any indebtednesses and obligations of the Company;

          (ix) the Buyer shall have delivered to Seller the guaranties as described in Section 2(b) hereof;

          (x) the Buyer shall have affirmed the lease of the real property located at 4222 and 4240 Pilot Drive, Memphis, Tennessee, between Graphic Development Company as Lessor and the Company as Lessee, with such modifications as Seller may require; and

          (xi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this (S)7(b) if they execute a writing so stating at or prior to the Closing.

     8.   Remedies for Breaches of This Agreement.
          ---------------------------------------

     (a)  Survival of Representations and Warranties.
          ------------------------------------------

     All of the representations and warranties of each of the Seller contained in (S)4 above shall survive the Closing hereunder (unless the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen (18) months thereafter. All of the representations and warranties of the Parties contained in (S)3 above shall survive the Closing (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------

          (i) In the event the Seller breaches any of his representations, warranties, and covenants contained herein (other than the covenants in
     (S)2(a) above and the representations and warranties in (S)3(a) above), and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to (S)10(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences
                              ---------
     the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach; provided, however, that Seller shall not
                                       -----------------
     have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Seller contained in (S)4 above: (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $100,000.00 aggregate deductible (after which point the Seller will be obligated only to indemnify the Buyer from and against further such Adverse Consequences) or thereafter (B) to the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches exceeds the Purchase Price received by the Seller (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences).

          (ii) In the event Seller breaches any of his covenants in (S)2(a) above or any of his representations and warranties in (S)3(a) above, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to (S)10(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the
                                        ---------
     Buyer shall suffer after the end of any applicable survival period) caused by the breach.

          (iii) In the event Seller is determined by a court with jurisdiction to be liable to the Buyer (or the Parties agree to such a determination) pursuant to this (S)8(b), the amount of such liability shall be applied first to reduce the remaining outstanding principal balance of the Buyer Note payable to Seller.

     (c)  Indemnification Provisions for Benefit of the Seller. In the event the
          ----------------------------------------------------
Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to (S)8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to (S)10(h) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller
                               ---------
shall suffer after the end of any applicable survival period) caused proximately by the breach.

     (d)  Matters Involving Third Parties.
          -------------------------------

          (i)    If any third party shall notify any Party (the

     "Indemnified Party") with respect to any matter (a "Third Party Claim")
      -----------------                                  -----------------
      which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)8, then the Indemnified Party
                                                           -----------------
      shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

          (ii) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party.

          (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in (S)8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

     (e)  Determination of Adverse Consequences. The Parties shall make
          -------------------------------------
appropriate adjustments for tax benefits and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)8. All indemnification payments under this (S)8 shall be deemed adjustments to the Purchase Price.

     (f)  Other Indemnification Provisions. The indemnification provisions in
          --------------------------------
this (S)8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that the Buyer acknowledges and agrees
                       -----------------
that the foregoing indemnification provisions in this (S)8 shall be the exclusive remedy of the Buyer for any breach of the representations and warranties in (S)4 above, or any claims of misrepresentation, fraud, fraud in the inducement, and other claims, whether sounding in tort or contract.

     9.   Termination.
          -----------

     (a)  Termination of Agreement. Certain of the Parties may terminate this
          ------------------------
Agreement as provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event
     (A) the Seller has within the then previous 10 business days given the Buyer any notice pursuant to (S)5(e)(i) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Company taken as a whole;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in (S)4 above) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 15, 1997, by reason of the failure of any condition precedent under (S)7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 15, 1997, by reason of the failure of any condition precedent under (S)7(b) hereof (unless the failure results primarily from the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b)  Effect of Termination. If any Party terminates this Agreement pursuant
          ---------------------
to (S)9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the
                                        -----------------
confidentiality provisions contained in (S)5(d) above shall survive termination.

     10.  Miscellaneous.
          -------------

     (a)  Press Releases and Public Announcements. No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public
                      -----------------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     (b)  No Third-Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c)  Entire Agreement.  Except for that certain Nondisclosure Agreement
          ----------------
dated February 5, 1997, between the Buyer and the Company, which shall survive this Agreement to the extent not in conflict herewith, this Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

     (d)  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i)
                                      -----------------
assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder, and the Buyer shall guarantee the Buyer Note).

     (e)  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f)  Headings. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g)  Notices. All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:              Copy to:
     ----------------               -------

     Mr. Walter P. McMullen         Irvin Bogatin and
     350 S. Yates Rd.               Matthew P. Cavitch
     Memphis, TN 38120              The Bogatin Law Firm
                                    860 Ridge Lake Blvd, #360
                                    Memphis, TN 38120

          If to the Buyer:                 Copy to:
          ---------------                  -------

     Mr. John P. Miller             Michael P. Morgan
     Master Graphics, Inc.          Black, Bobango & Morgan
     2500 Lamar Avenue              530 Oak Court Drive, Suite 345
     Memphis, TN 38114              Memphis, TN 38117

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (h)  Governing Law.   This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

     (i)  Amendments and Waivers. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j)  Severability. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction and which does not materially affect the consideration to any Party pursuant to this Agreement shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  Expenses. Each of the Buyer and the Company will bear its own costs
          --------
and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company will also bear all of the Seller's costs and expenses (including all of their legal fees not to exceed $75,000.00) incurred in connection with this Agreement and the transactions contemplated hereby (other than any Income Tax on any gain resulting from the sale of the Shares hereunder).

     (l)  Construction. The Parties have participated jointly in the negotiation
          ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     (m)  Incorporation of Exhibits, Annexes, and Schedules. The Exhibits,
          -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                     *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                         MASTER GRAPHICS, INC.

                         By: /s/John P. Miller
                             -----------------

                         Title: Chairman


                         /s/ Walter P. McMullen
                         ----------------------
                         Walter P. McMullen